Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Jayshree Ullal, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Amendment No. 1 to the Quarterly Report of Arista Networks, Inc. on Form 10-Q/A for the quarter ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Amendment No. 1 to Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Arista Networks, Inc.
Date: September 1, 2016

By:	/s/ JAYSHREE ULLAL
Name:	Jayshree Ullal
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

I, Ita Brennan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Amendment No. 1 to the Quarterly Report of Arista Networks, Inc. on Form 10-Q/A for the quarter ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Amendment No. 1 to Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Arista Networks, Inc.
Date: September 1, 2016

By:	/s/ ITA BRENNAN
Name:	Ita Brennan
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)